Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our auditors’ report dated December 7, 2020 on the consolidated financial statements of Edesa Biotech, Inc. and its subsidiaries (the “Company”) for the year ended September 30, 2020 and the nine-month period ended September 30, 2019 (which expresses an unqualified opinion) which report was included in the Company’s Annual Report on Form 10-K filed December 7, 2020.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
April 23, 2021